CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [REDACTED], PURSUANT TO REGULATION S-K ITEM 601(B) OF THE SECURITIES ACT OF 1933, AS AMENDED. CERTAIN CONFIDENTIAL INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS: (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

COMBAT ARMS SETTLEMENT AGREEMENT FOR VERDICT CASES MASTER SETTLEMENT AGREEMENT II

This Combat Arms Settlement Agreement for Verdict Cases (“the Verdicts Settlement” or “MSA II”), dated August 29, 2023 between (1) 3M Company (“3M”) and Aearo Technologies LLC, an acquired subsidiary of 3M, along with 3M Occupational Safety, Aearo Holding LLC, Aearo Intermediate LLC, and Aearo LLC, collectively (“Aearo”), and along with 3M, collectively (“Defendants”); (2) Undersigned leadership in In re Combat Arms Earplug Products Liability Litigation, MDL No. 2885, U.S.D.C. for the Northern District of Florida (“MDL Court”); and (3) Undersigned leadership in the Minnesota coordinated state court action pending in the 4th Judicial District, County of Hennepin, Minnesota, File No. 27-CV-19-19916 (“MN Court”), collectively the “Negotiating Plaintiffs’ Counsel” (“NPC”). Defendants and all members of the NPC are each a “Party,” and, together with the NPC, are the “Parties.”

The Verdicts Settlement is reached in accordance with Article 2 of the Parties’ Combat Arms Master Settlement Agreement (“MSA”) which states that that “[t]he Parties agree that the Verdicts and Wave Cases shall be resolved in accordance with MSA II and MSA III.” The Verdicts Settlement confirms that Defendants intend to settle and fully resolve, to the greatest extent possible, all verdicts against Defendants connected to the use of CAE. In the event of a conflict between the MSA and the Verdicts Settlement, the Verdicts Settlement shall control.

All capitalized terms used herein shall have the meanings ascribed to them, respectively, either where they are first used (set off in parentheses and quotations and underscored) or where they appear in Article 1 below.
RECITALS

A.The Parties have concluded that, given the facts and circumstances of the CAE Claims, including the claims asserted and the legal and factual defenses thereto, it would be in the Parties’ best interests to enter into the Verdicts Settlement to avoid the uncertainties, burdens, and risks of new and continued litigation. The Parties further concluded that, based on, among other things, the number of CAE Claimants that exist and that the Parties believe will participate in the settlement, the Verdicts Settlement is fair, reasonable, and adequate.

B.Nothing in the Settlement will be construed as evidence of, or as an admission by, Defendants of any fault, liability, wrongdoing, or damages whatsoever.

The Parties hereby agree as follows:

ARTICLE 1 DEFINITIONS

All capitalized terms have the same meaning as set forth in Article 1 of the MSA. Terms separately defined in the Verdicts Settlement shall have the same meaning set forth herein.

Verdict Cases: The CAE cases that went to trial and obtained a verdict against Defendants prior to the Settlement Date listed on Exhibit 1.

Verdict Claimants:    The Eligible Claimants who are the plaintiffs in Verdict Cases.

ARTICLE 2 VERDICTS

Section 2.1    Settlement of the Verdict Cases

As set forth in the MSA, the Parties agree that the Verdict Cases shall be resolved in accordance with this separate agreement, the Verdicts Settlement, setting forth the terms and conditions of resolution for those cases. For the avoidance of doubt, resolutions were negotiated individually, and it is anticipated that all Verdict Claimants will participate.

Section 2.2    List of Verdict Cases

The Verdict Cases are identified on Exhibit 1. Section 2.3    Payment by Defendants
Consistent with the terms set forth in this Section, Defendants agree to pay a lump sum, cumulative payment of $146,900,000.00 as collective consideration for all Releases and Stipulated Dismissals with Prejudice from all of the Verdict Cases. The Settlement Amount for each individual Verdict Claimant shall be based upon the schedule negotiated with each individual Verdict Claimant.

Section 2.3.1 Each Verdict Claimant shall place a Release (a form of which is attached as Exhibit 2 to the Verdicts Settlement) and, for cases on appeal, a stipulated dismissal agreement consistent with F.R.A.P. 42 or, for cases not yet on appeal, a Stipulated Dismissal with Prejudice (a form of which is attached to the MSA) in escrow with a copy provided to Defendants as soon as practicable after the Settlement Date.

Section 2.3.2 Defendants shall have ten (10) days from receipt of a Release from a Verdict Claimant to object to its validity by providing a written objection setting forth the reasons Defendants believe the Release is not valid. The written objection must be served on Verdict Claimant’s CAE Counsel, the NPC, the Settlement Administrator and the Settlement Special Master. If Defendants do not object to a Release from a Verdict Claimant within ten (10) days, the Release shall be deemed valid.

Section 2.3.3 Within twenty (20) days of receipt of the Releases and stipulated dismissals for all Verdict Cases, Defendants shall deposit $146,900,000.00 into the QSF.

Section 2.3.4 Upon Defendants’ payment, the Releases and stipulated dismissals for Verdict Cases will be released from escrow.

Section 2.4    Stay and Dismissal of Pending Litigation

In light of this agreement to settle the Verdict Cases, the Parties shall, beginning on the Settlement Date, cooperate to stay any ongoing litigation of the Verdict Cases.

Section 2.4.1 Within five (5) days of the Settlement Date, the Parties shall jointly move for a stay of any currently pending appeal from each and any of the Verdict Cases.

Section 2.4.2 Within five (5) days after the Releases have been released to Defendants and the payment to the QSF has been made by Defendants, CAE Counsel for each Verdict Claimant and Defendants will jointly file the stipulated dismissals.

Section 2.4.3 Verdict Claimants, CAE Counsel for each Verdict Claimant and Defendants agree not to seek any costs or fees associated with the dismissed appeals.

Section 2.4.4 Notwithstanding anything to the contrary, including that either Party exercises one of their Walkaway Rights set forth in the MSA, the Parties shall be bound by the Verdicts Settlement, including the obligation for Defendants to make payments to the QSF pursuant to this Article in exchange for the release from escrow of the Releases and stipulated dismissals. For the avoidance of any doubt, the fact of any Party exercising a Walkaway Right under the MSA shall not affect the Verdicts Settlement.

ARTICLE 3 ADMINISTRATIVE EXPENSES

Section 3.1    Administrative Expenses

The Settlement Administrator and the Special Master of the Verdicts Settlement shall be the Settlement Administrator and Special Master specified in the MSA. Defendants shall not be responsible for any administrative expenses other than those set forth in Article 3 of the MSA.

ARTICLE 4 RELEASES AND DISMISSAL

Section 4.1    Releases

To access the benefits of the Verdicts Settlement, each Verdict Claimant must complete and provide into escrow a full and complete Release in the form set forth in Exhibit 2, and a stipulated dismissal agreement to (without limitation) release, indemnify, and hold harmless each Released Party. If the Release and stipulated dismissal are signed and lawfully appointed representative of a Verdict Claimant, said representative must indicate on each document his/her/their relationship to the Verdict Claimant and the authority upon which he/she/they is permitted to sign the document on the Verdict Claimant’s behalf (e.g., guardian, executor or administrator of the Estate of Verdict Claimant, etc.) and attach proper documentation (e.g., power of attorney, letters of administration, small estate affidavit or other state law equivalent) authorizing him/her/them to act in this representative capacity.

Section 4.2    Bankruptcy or Other Documents

To the extent any Verdict Claimant has received any funding or other consideration from any third party, including any private litigation funding, such Verdict Claimant shall represent and warrant, and by executing the Release does represent and warrant, that such third party has no lien or other claim that can be asserted against any of the Verdict Claimant or the QSF or any portion thereof. Each Verdict Claimant shall agree, and by executing the Release does agree, that he or she will indicate whether a bankruptcy action is currently pending in which he or she is seeking bankruptcy protection. Verdict Claimants subject to any bankruptcy court proceeding or jurisdiction will be responsible for resolving any issues arising from the bankruptcy before any payment may be made to such Verdict Claimant.

Section 4.3    Additional Information

The Settlement Administrator may request additional information or communicate with CAE Counsel for a Verdict Claimant or any Verdict Claimant in conjunction with CAE Counsel concerning any questions that may arise in this process and/or to request additional information or documentation from any Verdict Claimant.

Section 4.4    No Punitive Damages

By submitting a Release, each Verdict Claimant waives the right to receive any punitive damages and each Verdict Claimant understands and agrees that the amount paid under the Verdicts Settlement is for compensatory damages only and that no payment paid hereunder is, or shall deemed to be, attributable to punitive damages, or pre- or post-judgment interest.

Section 4.5    No Withdrawal of Release

Submission of a Release is irrevocable. However, if less than all Verdict Claimants provide a Release, no payment will be made by Defendants, and all Releases held in escrow shall be destroyed by the Settlement Administrator and are null and void. By submitting a signed Release, a Verdict Claimant agrees to end all litigation activity against Defendants, consistent with the terms set forth in the Release.

Section 4.6    Waiver of Defects.

Defendants, in their sole discretion, may waive or direct the Settlement Administrator to waive any defect in a submission of a Release and stipulated dismissal at any point. Any such waiver by Defendants must be in writing and served on the NPC and Verdict Claimant’s CAE Counsel.

Section 4.7    Escrow and Release Following Payment

Releases and stipulated dismissals provided as part of this Agreement shall be held in escrow by the Settlement Administrator, until after all Verdict Claimants have provided such a Release and dismissal. Defendants shall have access to such Releases and dismissals and may review them at any time prior to making the payment pursuant to Section 2.3.

Section 4.8    Obligations of Verdict Claimants and Their CAE Counsel

By the submission of a Release by a Verdict Claimant or by CAE Counsel on behalf of said Verdict Claimant, all CAE Counsel that have an interest in such Verdict Case shall be deemed to have agreed to be bound by all of the terms and conditions of the Verdicts Settlement and the MSA, including the provisions in Section 5.6 and Article 8 of the MSA (defining the obligations of CAE Counsel).

ARTICLE 5 SETTLEMENT ADMINISTRATION

Section 5.1    Settlement Administration

Settlement and claims administration related to the Verdict Cases shall be conducted in accordance with Article 9 and Article 13 of the MSA, including the healthcare lien resolution provisions of the MSA.

ARTICLE 6 ATTORNEYS’ FEES

Section 6.1    Individual Counsel Attorneys’ Fees

Individual Counsel’s attorney-client fee agreements shall not be infringed or encroached upon by the Verdicts Settlement and attorneys’ fees shall be handled in accordance with all applicable ethical requirements.

Section 6.2    Common Benefit Fund

Work performed and expenses incurred for the benefit of all Verdict Claimants as defined more fully in the MDL Court’s Common Benefit Orders and the MN Court’s Common Benefit Orders shall be paid from the Common Benefit Fund. Payments are subject to procedures set in place by the MDL Court and/or the MN Court now or in the future. The Common Benefit Assessment as set forth in the MDL Court’s Orders and/or the MN Court’s Orders in place now or in the future shall be held back by the QSF Administrator on a per Verdict Claimant’s basis with payments due to the Common Benefit Fund by the QSF Administrator on a quarterly basis. The QSF Administrator must provide proof to the Settlement Special Master, the MDL PEC, and the MDL Court of compliance with the Common Benefit Orders.

Section 6.3    No Additional Payments by Defendants

For the avoidance of doubt, Defendants shall have no obligation to pay additional sums for attorneys’ fees or costs, including pursuant to any fee petition, beyond the amount set forth in

Section 2.3 of the Verdicts Settlement, all such claims for attorneys’ fees and costs being released by Verdict Claimants.
ARTICLE 7 MISCELLANEOUS

Section 7.1    Tax Consequences

Neither Verdict Claimants nor Defendants (nor Verdict Claimant’s Counsel or Defendants’ Counsel) makes any representation regarding the tax consequences of this Verdicts Settlement. All payments provided for herein constitute damages on account of personal physical injuries and/or physical sickness, within the meaning of Section 104(a)(2) of the Internal Revenue Code of 1986, as amended.

Section 7.2    No Presumption as to Drafting

The Verdicts Settlement is the product of arm’s-length negotiations between counsel and/or Parties represented by counsel. No Party shall be deemed to be the drafter of the Verdicts Settlement or any provision thereof. No presumption shall be deemed to exist in favor of or against any Party as a result of the preparation or negotiation of the Verdicts Settlement.

Section 7.3    Not Affected by Change In Law

The Verdicts Settlement shall be binding on the Parties regardless of any change in the law that might occur after the date the NPC and Defendants execute the Verdicts Settlement.

Section 7.4    Entire Agreement

The Verdicts Settlement and all exhibits hereto constitute the entire agreement between NPC and Defendants with respect to the subject matter of this Verdicts Settlement, and there are no other written or oral agreements, understandings, or arrangements except as set forth herein (including references to the MSA). This Agreement supersedes and replaces any prior agreement or writing between the Parties. The Parties understand, agree, and acknowledge that no promises, representations, understandings, or warranties have been made by any Party or relied upon as an inducement for entering into the Verdicts Settlement, except as contained herein, and that the Verdicts Settlement constitutes the full statement of any agreement between the Parties. The terms of the Verdicts Settlement may not be modified or waived except in writing, signed by the Parties hereto. The Parties hereby acknowledge that they have read the Verdicts Settlement and had an opportunity to obtain the advice of competent counsel of their choosing regarding it. As such, the Parties hereby also acknowledge that they understand the terms of the Verdicts Settlement, and that they freely and voluntarily sign and enter into it. The Parties further acknowledge that, in entering into the Verdicts Settlement, they have not relied upon any statement or representation by or on behalf of the other Party, except as stated herein.

Section 7.5    Governing Law

The Verdicts Settlement is a private agreement. The substantive laws of the State of New York shall govern the validity, construction, enforcement, and interpretation of the Verdicts Settlement as applied by the MDL Court.

Section 7.6    Headings

The headings used herein are for reference only and shall not affect the construction of the Verdicts Settlement.

Section 7.7    Agreement May Be Executed in Counterparts

The Verdicts Settlement may be executed in counterparts and taken together shall constitute one and the same Verdicts Agreement. The Verdicts Settlement shall be binding when signed by the Parties, but Verdict Claimants’ Counsel shall also sign to signify their intent to be fully bound to the Verdicts Settlement and the MSA.

Section 7.8    Successors, Assigns & Binding Effect

The Verdicts Settlement shall be binding on, and inure to the benefit of, the successors and assigns of the Parties hereto. Nothing in the Verdicts Settlement, express or implied, is intended to confer upon any person or entity other than the Parties hereto or their respective successors, heirs, issue, and assigns, any rights or benefits under or by reason of the Verdicts Settlement. The Verdicts Settlement shall not be assignable by any Party hereto without prior written consent of the other Party or as otherwise expressly set forth in the Verdicts Settlement.

Section 7.9    Amendment or Waiver

The Verdicts Settlement shall not be modified in any respect, except by a writing executed by all Parties to the Verdicts Settlement. The waiver of any rights conferred by the Verdicts Settlement shall be effective only if made in writing by the waiving Party. The waiver by any Party of any breach of the Verdicts Settlement shall not be deemed or construed as a waiver of any other breach, whether prior to, subsequent to, or contemporaneous with the Verdicts Settlement.

Section 7.10    Electronic Signatures

Electronic signatures shall be accepted for execution of any settlement document required of Verdict Claimants or Verdict Claimants’ Counsel. The Parties will work with the Settlement Administrator and Settlement Special Master to ensure compliance with applicable standards and protections.

Section 7.11    Notice to CAE Claimants’ Counsel

For any notice required to be provided under the Verdicts Settlement to Verdicts Claimants or Verdicts Claimants’ Counsel, Defendants shall provide notice by overnight mail and email to:

Bryan F. Aylstock Aylstock, Witkin, Kreis

& Overholtz, PLLC
17 East Main Street, Suite 200
Pensacola, FL 32502 baylstock@awkolaw.com

Christopher A. Seeger Seeger Weiss LLP
55 Challenger Road, Ridgefield Park, NJ 07660 cseeger@seegerweiss.com

Clayton A. Clark
Clark, Love & Hutson, PLLC 440 Louisiana Street, Suite 1700
Houston, Texas 77002 CClark@triallawfirm.com

Section 7.12    Notice to Defendants or Defendants’ Counsel

For any notice required to be provided under the Verdicts Settlement to Defendants, Claimants’ Counsel shall provide notice by overnight mail and email to:

Kevin H. Rhodes
Executive Vice President and Chief Legal Affairs Officer Legal Affairs Department
3M Company
3M Center, 220-9E-01 St. Paul, MN 55144-1000
3MCAEnotices@mmm.com

Thomas J. Perrelli Jenner & Block LLP
1099 New York Avenue, N.W., Suite 900 Washington, DC 20001-4412 3MCAE@jenner.com

Section 7.13    No Admission of Liability

Neither the Verdicts Settlement, nor any exhibit, document, or instrument delivered hereunder, nor any statement, transaction, or proceeding in connection with the negotiation, execution, or implementation of the Verdicts Settlement, is intended to be or shall be construed as or deemed to be evidence of an admission or concession by Defendants of any fault, liability, wrongdoing, or damages, or of the truth of any allegations asserted by any plaintiff or claimant against it, including by any Eligible Claimant or Derivative Claimant, or as an admission by any Eligible Claimant or Derivative Claimant of any lack of merit in their CAE Claim.

No Party or Verdict Claimant shall seek to introduce and/or offer the terms of the Verdicts Settlement, any statement, transaction, or proceeding in connection with the negotiation, execution, or implementation of the Verdicts Settlement, or any statements in the documents delivered in connection with the Verdicts Settlement, or otherwise rely on the terms of the Verdicts Settlement, in any judicial proceeding, except as necessary to enforce the terms of the Verdicts Settlement or any instrument executed and delivered pursuant to the Verdicts Settlement, or in connection with the determination of any income tax liability of a party. If a person seeks to introduce and/or offer any of the matters described herein in any proceeding against Defendants or any of the Released Parties, the restrictions of this Section shall not be applicable to Defendants with respect to that person.

Section 7.14    Public Statements

The Parties may, at their discretion, issue publicity, press releases, or other public statements regarding the Verdicts Settlement, whether unilaterally or as jointly agreed to in writing by all Parties. The Parties, Verdict Claimants and Verdicts Claimants’ Counsel agree to maintain in confidence, and shall not disclose to any person, the amount to be paid under the Verdicts Settlement for each individual Verdict Claimant, except as may be required by applicable law and to effectuate the settlement; provided, that such information may be disclosed to Verdict Claimant’s immediate family members and to Verdict Claimant’s counsel, accountants and/or financial advisors, if any (each of whom shall, upon such disclosure, be instructed to maintain and honor the confidentiality of such information). Any jointly agreed or other statement shall not limit Defendants’ ability to provide information about the Verdicts Settlement to their employees, accountants, attorneys, insurers, shareholders, investors, analysts, or other stakeholders or in accordance with legal requirements, or limit any Party’s ability to provide notice or information about the Verdicts Settlement to Verdict Claimants or in accordance with legal requirements.

Section 7.15    Confidentiality

The Parties shall keep confidential the content of the negotiations, points of discussion, documents, communications, and supporting data utilized or prepared in connection with the negotiations and settlement discussions taking place related to the MSA, the Verdicts Settlement and the Waves Settlement. Nothing in those settlement agreements shall prevent Defendants from disclosing such information to their insurers in the context of their coverage investigations.

Section 7.16    No Illegal Activity or Fraud and Unethical Conduct

Nothing in the Verdicts Settlement shall be interpreted to require any Party, any Eligible Claimant, any CAE Counsel, or Defendants’ counsel to engage in any conduct that is a violation of law and/or unethical under applicable ethical rules.
IN WITNESS WHEREOF, the Parties have executed the Verdicts Settlement as of the date first set forth above.
3M

By: /s/ Kevin H. Rhodes

Kevin H. Rhodes
Chief Legal Affairs Officer, 3M Aearo
By: /s/ Kevin H. Rhodes

Kevin H. Rhodes, Authorized Representative Aearo Technologies LLC

By: /s/ Thomas J. Perrelli

Thomas J. Perrelli Counsel for Defendants

Negotiating Plaintiffs’ Counsel

By: /s/ Bryan F. Aylstock

Bryan F. Aylstock Counsel for Plaintiffs

By: /s/ Chris Seeger

Chris Seeger Counsel for Plaintiffs

By: /s/ Clayton A. Clark

Clayton A. Clark Counsel for Plaintiffs

By: /s/ Daniel E. Gustafson

Daniel Gustafson Counsel for Plaintiffs

By signing this Verdicts Settlement, the undersigned agree to hold the individual verdict amount strictly confidential and to otherwise be bound by the Verdict Settlement and the MSA.

Adam Pulaski Katherine Cornell
PULASKI LAW FIRM, PLLC
2925 Richmond Ave., Ste 1725
Houston, TX 77098
Tel: (713) 664-4555
kcornell@pulaskilawfirm.com adam@pulaskilawfirm.com
Counsel for Plaintiff Luke E. and Jennifer Estes

Evan D. Buxner
GORI JULIAN & ASSOCIATES
156 North Main Street Edwardsville, IL 62025
Tel: (618) 659-9833
evan@gorijulianlaw.com

Quinn Robert Wilson ONDER LAW LLC
110 E Lockwood Avenue Second Floor
St. Louis, MO 63119 Tel: (314) 963-9000
wilson@onderlaw.com
Counsel for Plaintiff Stephen Hacker

Brian Hugh Barr LEVIN PAPANTONIO
316 S Baylen Street, Suite 600
Pensacola, FL 32502
Tel: (850) 435-7045
bbarr@levinlaw.com Winston Troy Bouk LEVIN PAPANTONIO
316 S Baylen Street, Suite 600
Pensacola, FL 32502
Tel: (850) 435-7045
tbouk@levinlaw.com
Counsel for Plaintiff Lewis Keefer

Sean P. Tracey (Admitted Pro Hac Vice) Texas Bar No. 20176500 Shawn P. Fox
(Admitted Pro Hac Vice) Texas Bar No. 24040926
TRACEY FOX KING & WALTERS
440 Louisiana St., Suite 1901
Houston, TX 77002
Tel.: (713) 495-2333
stracey@traceylawfirm.com sfox@traceylawfirm.com Counsel for Plaintiff Lloyd Baker

Robert W. Cowan
K. Camp Bailey Aaron H. Heckaman Andrea M. McGinnis Katie R. Caminati
BAILEY COWAN HECKAMAN PLLC
bailey-svc@bchlaw.com rcowan@bchlaw.com sbuchanan@bchlaw.com amcginnis@bchlaw.com kmcgregor@bchlaw.com
1360 Post Oak Blvd., Suite 2300
Houston, TX 77056
Phone: (713) 425-7100
Facsimile: (713) 425-7101
Counsel for Plaintiff Brandon Adkins

Thomas W. Pirtle Buffy K. Martines
Laminack, Pirtle & Martines LLP 5020 Montrose Blvd., 9th Floor Houston, TX 77006
Telephone: 713-292-2750
Facsimile: 713-292-2755 tomp@lpm-triallaw.com buffym@lpm-triallaw.com
Attorneys for Plaintiff Guillermo Camarillorazo

Thomas J. Henry Roger Turk
Russell W. Endsley
THOMAS J. HENRY LAW, PLLC
tjhenry@thomasjhenrylaw.com 521 Starr Street
Corpus Christi, Texas 78401 Phone: (361) 985-0600
Facsimile: (361) 985-0601 tjh.3m@thomasjhenrylaw.com rlt.3m@thomasjhenrylaw.com rwe.3m@thomasjhenrylaw.com Counsel for Plaintiff Theodore Finley

Muhammad S. Aziz (Admitted Pro Hac Vice) Texas State Bar No. 24043538
ABRAHAM WATKINS NICHOLS
800 Commerce St.
Houston, TX 77055
(713) 222-7211
maziz@abrahamwatkins.com

Shelley V. Hutson (Admitted Pro Hac Vice)
Texas State Bar No. 00788878 Clark, Love & Hutson, PLLC 440 Louisiana Street
Suite 1700
Houston, Texas 77002
(713) 757-1400
shutson@triallawfirm.com
Counsel for Plaintiffs Ronald Sloan

David R. Buchanan*
New Jersey State Bar No. 042741993

Maxwell H. Kelly*
New Jersey State Bar No. 177562019 Caleb A. Seeley*
New Jersey State Bar No. 303522019 SEEGER WEISS
dbuchanan@seegerweiss.com mkelly@seegerweiss.com
55 Challenger Road Sixth Floor
Ridgefield Park, NJ 07660 (973) 693-9100
*Admitted Pro Hac Vice
Counsel for Plaintiffs William Wayman

Joseph L. Messa, Jr. Ashley B. DiLiberto
MESSA & ASSOCIATES, P.C. 123 S. 22nd St.
Philadelphia, PA 19103
215-568-3500
jmessa@messalaw.com adiliberto@messalaw.com Bobby J. Bradford AYLSTOCK, WITKIN, KREIS & OVERHOLTZ, PLLC
bbradford@awkolaw.com
17 East Main Street, Suite 200
Pensacola, FL 32502
Phone: (850) 202-1010
Attorneys for Plaintiff Luke Vilsmeyer

Thomas W. Pirtle Buffy K. Martines
Laminack, Pirtle & Martines LLP 5020 Montrose Blvd., 9th Floor Houston, TX 77006
Telephone: 713-292-2750
Facsimile: 713-292-2755 tomp@lpm-triallaw.com buffym@lpm-triallaw.com
Attorneys for Plaintiff Steven Wilkerson

Thomas P. Cartmell WAGSTAFF & CARTMELL - KANSAS CITY MO
4740 Grand Ave., Ste. 300 Kansas City, MO 64112 Telephone: (816) 701-1100 tcartmell@wcllp.com
Counsel for Plaintiff Jonathon Vaughn

Bryan F. Aylstock Bobby J. Bradford Jennifer M. Hoekstra Daniel J. Thornburgh
AYLSTOCK, WITKIN, KREIS & OVERHOLTZ, PLLC
baylstock@awkolaw.com bbradford@awkolaw.com jhoekstra@awkolaw.com dthornburgh@awkolaw.com 17 East Main Street, Suite 200
Pensacola, FL 32502
Phone: (850) 202-1010
Counsel for Plaintiff Jame

EXHIBIT 1 – Verdict List

[REDACTED]

EXHIBIT 2
RELEASE OF ALL CLAIMS

I the undersigned Releasor, [VERDICT CLAIMANT NAME] in consideration for $ [INSERT VERDICT SETTLMENT AMOUNT] (“the Settlement Amount”) hereby give and make the following Release.

This Release is also entered into by any Derivative Claimant who executes a signature page hereto, in which case the agreement of such Derivative Claimant set forth on its signature page is incorporated in, and is part of, this Release.

Definitions: As used in this Release, and in addition to the definitions set forth in the Preamble above, capitalized terms shall have the following definitions and meanings or such definitions and meanings as are accorded to them elsewhere in this Release. Terms used in the singular shall be deemed to include the plural and vice versa.

1.“Claims” means any and all past, present, and future rights, remedies, actions, claims, liabilities, losses, demands, causes of action, suits at law or in equity, verdicts, suits of judgments and/or Liens, past, present, and future, and any fraudulent transfer, conveyance, and related types of claims, of any kind whatsoever regardless of the legal or equitable theory, whether known or unknown, whether sounding in contract or tort, whether asserted or unasserted in any litigation, or the jurisdiction where asserted. Claims also include, but are not limited to, all claims for damages or remedies of whatever kind or character, known or unknown, that are now recognized or that may be created or recognized in the future by statute, regulation, judicial decision, or in any other manner, including but not limited to (i) personal injury and/or bodily injury, latent injury, future injury, progression of existing injury, damage, disease, death, fear of death, disease or injury, mental or physical pain or suffering, emotional or mental harm, anguish, or loss of enjoyment of life or loss of life’s pleasures; (ii) compensatory damages, general damages, special damages, punitive, exemplary, and statutory and other multiple damages or penalties of any kind; (iii) loss of wages, income, earnings or earning capacity; (iv) medical expenses, doctor, hospital, nursing, physical therapy or rehabilitation or other therapy and drug bills; (v) loss of support, services, consortium, companionship, society or affection, or damage to familial relations, by spouses, former spouses, parents, children, other relatives or “significant others” of any Derivative Claimant; (vi) consumer fraud, refunds, unfair business practices, deceptive trade practices, Unfair and Deceptive Acts and Practices, disgorgement of profit, and other similar claims whether arising under statute, regulation, or judicial decision; (vii) wrongful death and survivorship; (viii) medical screening and monitoring; (viii) injunctive and declaratory relief; (ix) economic, property, or business losses; (x) prejudgment or post-judgment interest; (xi) attorneys’ fees and costs; and (xii) any class action or putative class action.

2.Combat Arms Earplugs (“CAE”): means any dual-ended non-linear earplugs sold or manufactured by or for or with either Aearo or 3M under any trade name,

including but not limited to Combat Arms Earplugs (Version 2), ARC Plug earplugs, and AO Safety Indoor Outdoor Range Earplugs.

3.“Derivative Claimant” means any and all persons who have or assert the right to sue 3M or any other Released Party related to the Released Claims by reason of their personal relationship with me, and/or otherwise by, through or under, or otherwise in relation to, me, whether their right to sue is independent, derivative, or otherwise. Derivative Claimants include, but are not limited to, my parents, guardians, heirs, beneficiaries, surviving spouse (including, but not limited to, a putative or common law spouse), surviving domestic partner and/or next of kin, if any, solely in respect to Derivative Claims.

4.“Derivative Claims” means Claims against 3M or any other Released Party arising from or in connection with a Derivative Claimant’s personal relationship with me as it relates to the Released Claims, and/or otherwise by, through or under, or otherwise in relation to, me.

5.“Third Party Provider/Payor” means any provider or payor (public or private) of
(i) health, hospital, medical, physician, healthcare and/or pharmaceutical services, products or expenses and/or (ii) any other form of compensation, including, but not limited to, federal and state governmental authorities (or other persons) providing Medicaid and/or Medicaid services or benefits.

6.“Law” means a law, statute, ordinance, rule, regulation, case or other legal provision or authority.

7.“Liabilities” means any and all damages, expenses, debts, liabilities, obligations, covenants, promises, contracts, agreements and/or obligations, of any kind whatsoever, past, present, and future.

8.“Lien” means any lien, pledge, charge, security interest, assignment, encumbrance, subrogation right, third-party interest, or other adverse claim of any nature whatsoever against my Settlement Amount or my Released Claims and Liabilities.

9.“Released Claims and Liabilities” means, collectively, (i) CAE Claims that any Releasing Party may have ever had, may now have or at any time hereafter may have against any Released Party and (ii) Liabilities that any Released Party may have ever had, may now have or at any time hereafter may have to any Releasing Party, in the case of clause (i) and clause (ii), to any extent, or in any way, arising out of, relating to, resulting from and/or connected with CAE or any non-linear earplugs sold or manufactured by or for or with either Aearo or 3M under any trade name, including but not limited to Combat Arms Earplugs (Version 2), ARC Plug earplugs, and AO Safety Indoor Outdoor Range Earplugs, including but not limited to Combat Arms version 1, version 2, version 3, version 4, and version 4.1.

10.“Released Parties” means: (i) 3M Company, 3M Occupational Safety LLC, Aearo Holding LLC, Aearo Intermediate LLC, Aearo LLC, Aearo Technologies LLC (collectively “3M”); (ii) 3M’s past, present, and/or future affiliates, assigns, predecessors, successors, related companies, subsidiary companies, directors, officers, employees, shareholders, advisors, advertisers, attorneys, insurers, and agents; (iii) past, present, and/or future manufacturers, suppliers of materials, suppliers of components, and all other persons involved in development, design, manufacture, formulation, testing, distribution, marketing, labeling, regulatory submissions, advertising and/or sale of any CAE or component thereof; (iv) past, present, and/or future distributors, licensees, retailers, sellers, and resellers of CAE;
(v) all past, present and/or future persons and entities that are indemnified by 3M in connection with any CAE by contract or common law rights of indemnification or contribution; and (vi) the respective past, present, and/or future parents, subsidiaries, divisions, affiliates, joint venturers, predecessors, successors, assigns, transferees, insurers, shareholders (or the equivalent thereto), directors (or the equivalent thereto), officers (or the equivalent thereto), managers, principals, employees, consultants, advisors, attorneys, agents, servants, representatives, heirs, trustees, executors, estate administrators, and personal representatives (or the equivalent thereto) of the parties referred to in this paragraph.

11.“Releasing Parties” means (i) myself and (ii) any Derivative Claimant.

12.“Settlement Agreement” means the Combat Arms Settlement Agreement dated as of August 29, 2023

Releases: On my own behalf and on behalf of each other Releasing Party, I hereby knowingly and voluntarily release, relinquish, and forever discharge the Released Parties from the Released Claims and Liabilities.

By submitting a Release, I understand and agree that the Settlement Amount is for compensatory damages only and that no portion of the Settlement Amount paid hereunder is, or shall be deemed to be, attributable to punitive damages, or pre- or post-judgment interest.

I acknowledge that I and/or any other Releasing Party may in the future learn of additional and/or different facts as they relate to the Released Claims, or the Released Parties’ activities as they relate to the Released Claims. I understand and acknowledge the significance and consequences of releasing all of the Released Claims and Liabilities and hereby (on my own behalf and on behalf of each other Releasing Party in respect of Derivative Claims) assume full risk and responsibility for any and all such additional and/or different facts and any and all Released Claims and Liabilities that I (and/or any other Releasing Party in respect of Derivative Claims) may hereinafter incur or discover. To the extent that any law may at any time purport to preserve my and/or any other Releasing Party’s right to hereafter assert any such unknown and/or unanticipated Released Claim and/or Liabilities, I hereby (on my own behalf and on behalf of each other Releasing Party in respect of Derivative Claims) specifically and expressly waive (to the fullest extent permitted by applicable Law) each Releasing Party’s rights under such Law. I further acknowledge having had an opportunity to obtain advice of counsel of my choosing regarding this waiver, and having had the opportunity to discuss it with such counsel to my satisfaction.

On my own behalf and on behalf of each other Releasing Party, I acknowledge and agree that the releases set forth in this Release are irrevocable and unconditional, inure to the benefit of and may be enforced by each Released Party, and are intended to be as broad as can possibly be created.

WITHOUT LIMITATION OF THE FOREGOING, THIS RELEASE IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED, CHARGED, OR PROVED THAT SOME OR ALL OF THE RELEASED CLAIMS AND LIABILITIES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, NEGLIGENCE PER SE, GROSS NEGLIGENCE, BREACH OF WARRANTY, FAILURE TO WARN, VIOLATION OF LAW, DEFECTIVE PRODUCT, MALICE, AND/OR CONDUCT OF ANY TYPE BY 3M, ANY OF THE OTHER RELEASED PARTIES, ANY RELEASING PARTY, AND/OR ANY OTHER PERSON. THIS RELEASE IS SPECIFICALLY INTENDED TO AND DOES INCLUDE, BUT IS NOT LIMITED TO, A RELEASE OF, AND COVENANT NOT TO SUE FOR, ANY LATENT, FUTURE, OR WRONGFUL DEATH CLAIM THAT MAY BE BROUGHT AT ANY TIME OR ON BEHALF OF ANY OF THE RELEASING PARTIES IN CONNECTION WITH ANY OF THE FACTS, EVENTS, AND/OR INCIDENTS THAT GAVE RISE TO ANY OF THE RELEASED CLAIMS AND LIABILITIES.

Waiver of Statutory Rights.

I, on my own behalf and on behalf of each other Releasing Party, expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of California Civil Code Section 1542, or any other similar provision under federal or state law, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

To the extent the provisions apply, the Releasing Parties likewise expressly, knowingly, and voluntarily waive the provisions of Section 28-1-1602 of the Montana Code Annotated, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY THE CREDITOR, MUST HAVE MATERIALLY AFFECTED THE CREDITOR’S SETTLEMENT WITH THE DEBTOR.

To the extent the provisions apply, I, on my own behalf and on behalf of each other Releasing Party, likewise expressly, knowingly, and voluntarily waive the provisions of Section 9-13-02 of the North Dakota Century Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE CREDITOR, MUST HAVE MATERIALLY AFFECTED THE CREDITOR’S SETTLEMENT WITH THE DEBTOR.

To the extent the provisions apply, I, on my own behalf and on behalf of each other Releasing Party, likewise expressly, knowingly, and voluntarily waive the provisions of Section 20-7-11 of the South Dakota Codified Laws, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

To the extent the laws apply, I, on my own behalf and on behalf of each other Releasing Party, expressly waive and relinquish all rights and benefits that they may have under, or that may be conferred upon them by, Section 1542 of the California Civil Code, Section 28- 1-1602 of the Montana Code Annotated, Section 9-13-02 of the North Dakota Century Code, Section 20-7-11 of the South Dakota Codified Laws, and all similar laws of other States, to the fullest extent that they may lawfully waive such rights or benefits pertaining to the Released Claims and Liabilities.

In connection with such waiver and relinquishment, I, on my own behalf and on behalf of each other Releasing Party, acknowledge that I am aware that I or my attorneys may hereafter discover Claims or facts in addition to or different from those that they now know or believe to exist with respect to the Released Claims and Liabilities, but that it is my intention to accept and assume that risk and fully, finally, and forever release, waive, compromise, settle, and discharge all the Released Claims and Liabilities against Released Parties. The Release thus shall remain in effect notwithstanding the discovery or existence of any additional or different Claims or facts.

Attorneys’ Fees; Division of The Settlement Amount: I understand that the Released Parties are not responsible for any attorneys’ fees or costs I have incurred or may at any time incur, including, but not limited to, in connection with entering into this Release and any other documents. I understand that, with respect to any Settlement Amount, any dispute regarding the division of such Settlement Amount between me, any Derivative Claimant executing this Release, and our respective counsel (if any) shall in no way affect the validity of this Release.

Pursuit of Certain Claims: I agree that other than to enforce this Release, I will never (i) take any legal or other action to initiate, pursue, maintain, or otherwise attempt to execute upon, collect, or otherwise enforce, any of the Released Claims and Liabilities of or against any Released Party;
(ii) institute or participate in any new legal action against any Released Party to any extent, or in any way, arising out of, relating to, resulting from and/or connected with the Released Claims; (iii) attempt to execute or collect on, or otherwise enforce, any judgment that may be entered against any Released Party in any legal action described in clause (ii) or my pending legal action against

3M; or (iv) take any legal or other action against any Released Party concerning the Settlement Amount.

Liens and Other Third-Party Payor Claims: I agree that prior to the Settlement Amount being paid to me, I shall identify to the Settlement Administrator all governmental authorities that are Third Party Providers/Payors known to me to hold or assert any Lien pursuant to any applicable statute with respect to the Settlement Amount (and/or the right to receive such Settlement Amount) payable to me, through procedures and protocols to be established by the Combat Arms Settlement Administrator. I further understand that the Combat Arms Settlement Administrator will also check with the potentially applicable government entities including Medicare, Medicaid from the state(s) where I have resided, or if I am a Veteran, the United States Department of Veterans Affairs, or if medical bills were paid by any federal policy such as Tricare, such agency, to ensure there are no pertinent governmental liens and will not distribute funds to me until they receive assurance that there are no such governmental liens, or if they do exist, that they are appropriately compromised and paid.

I understand and acknowledge that satisfaction and discharge of any and all Liens with respect to the Settlement Amount (and/or the right to receive the Settlement Amount) is the sole responsibility of me and any Derivative Claimant executing this Release and must, in relation to all governmental authorities that are Third Party Providers/Payors who hold or assert any Liens pursuant to any applicable statute, be established to the satisfaction of the Combat Arms Settlement Administrator before the Settlement Amount can be disbursed to me.

Before the Settlement Amount is paid made to me, I (and any Derivative Claimant) shall represent and warrant that any and all Liens have been, or will be, satisfied and discharged. Furthermore, upon request to the Combat Arms Settlement Administrator, 3M shall be entitled to proof of satisfaction and discharge of any or all such Liens pursuant to any applicable statute in relation to all governmental authorities that are Third Party Providers/Payors. Documentation of a holdback amount determined by the Combat Arms Settlement Administrator shall count as sufficient proof for the release of funds to the relevant Claimant.

In addition to and without limitation of the foregoing, I hereby agree, jointly and severally with any Derivative Claimant executing this Release, to indemnify and hold harmless the Released Parties (as defined above) from and against (i) any and all Claims made or asserted at any time against any Released Party by (a) any Third Party Provider/Payor in relation to me or any Derivative Claim, (b) any person at any time holding or asserting any Lien in relation to me or any Derivative Claim, and/or (c) any other person at any time claiming by, through or under, me or any Derivative Claimant executing this Release, with respect to any funding payment by or for the account of 3M under the Settlement Agreement or Settlement Program (and/or the right to receive the Settlement Amount), and (ii) any and all damages, losses, costs, expenses (including, but not limited to, legal fees and expenses) and/or Liabilities incurred or suffered by, or imposed on, any Released Party in connection with, arising out of or resulting from any Claim described in clause
(i) of this sentence (including, but not limited to, any amount paid or to be paid in satisfaction of any such Claim).

Indemnification for Released Claims and Liabilities: I hereby agree, jointly and severally with any Derivative Claimant executing this Release, to indemnify and hold harmless each Released Party from and against (i) any and all Claims that may be asserted, made or maintained at any time against any Released Party by, on behalf of or for the benefit of, or otherwise through or under, any Releasing Party with respect to any of the Released Claims and Liabilities, and (ii) any and all damages, losses, costs, expenses (including, but not limited to, legal fees and expenses), and/or Liabilities incurred or suffered by, or imposed on, any Released Party in connection with, arising out of or resulting from any Claim described in clause (i) of this sentence (including, but not limited to, any amount paid or to be paid in satisfaction of any such Claim) and/or, without limitation of the foregoing, any breach by me (or any Derivative Claimant executing this Release) of any of the terms of this Release.

I (and any Derivative Claimant executing this Release) accept that I will be responsible for any tax consequences arising from, related to, or in any way connected with the relief afforded to me (and the Derivative Claimant) under the Settlement Agreement.

Pursuit of Certain Claims: Other than to participate in the Settlement , I agree that from and after the date on which this Release is executed until the earlier of either (i) the date on which my Dismissal With Prejudice Stipulation is delivered to Defendants or (ii) I exit the settlement program and this Release is returned to me, I shall be prohibited from, and refrain from, taking any action (including any legal action) to initiate, pursue, maintain, or otherwise attempt to execute upon, collect or otherwise enforce, any actual or alleged Released Claims and Liabilities of or against Defendants or any other Released Party. I will also cooperate in all reasonable respects with Defendants to seek to stay, and to continue in effect any then outstanding stay with respect to, any pending legal proceedings instituted by me and/or Derivative Claimants against any Released Party in connection with Released Claims, and I will refrain from instituting any new legal action against any Released Party in connection with any Released Claim. I will also be prohibited from and refrain from, attempting to execute or collect on, or otherwise enforce, any judgment that may be entered against any Released Party in connection with any Released Claim.

I also agree that if I exit the Settlement under circumstances such that my Release remains in effect, in furtherance and not in limitation of such Release, any judgment in connection with any Released Claim automatically shall be deemed to have been Released by me and all such Derivative Claimants. I agree that I and any Derivative Claimants shall execute such instruments, and take such other actions, as Defendants reasonably may request in order to further evidence or implement the same.

Confidentiality: I agree to maintain in confidence, and shall not disclose to any person, the amount of the Settlement Amount Payment, except as may be required by applicable Law and to effectuate the settlement; provided, that I understand that I may disclose such information to my immediate family members and to my counsel, accountants and/or financial advisors, if any (each of whom I shall, upon such disclosure, instruct to maintain and honor the confidentiality of such information). I agree that if I breach this confidentiality provision, money damages would not be a sufficient remedy and, accordingly, without limitation of any other remedies that may be available at law or in equity, 3M shall be entitled to specific performance and injunctive or other equitable relief as remedies for such breach.

ACKNOWLEDGEMENT OF COMPREHENSION: I AM ENTERING INTO THIS RELEASE FREELY AND VOLUNTARILY, WITHOUT BEING INDUCED, PRESSURED, OR INFLUENCED BY, AND WITHOUT RELYING ON ANY REPRESENTATION OR OTHER STATEMENT MADE BY OR ON BEHALF OF, 3M OR ANY OTHER PERSON. I UNDERSTAND AND ACKNOWLEDGE THE NATURE, VALUE, AND SUFFICIENCY OF THE CONSIDERATION DESCRIBED IN THIS RELEASE. I ACKNOWLEDGE THAT I HAVE READ THIS RELEASE AND THE DISCLOSURE DOCUMENTS PROVIDED TO ME REGARDING THE SETTLEMENT AGREEMENT AND THE ALLOCATION OF THE COMBAT ARMS SETTLEMENT FUND, AND I HAVE HAD AN OPPORTUNITY TO OBTAIN ADVICE FROM, AND ASK QUESTIONS OF, COUNSEL OF MY CHOOSING REGARDING THE TERMS AND LEGAL EFFECT OF THESE DOCUMENTS AND MY DECISION TO PARTICIPATE IN THE SETTLEMENT. I FURTHER ACKNOWLEDGE THAT PAYMENT OF THE SETTLEMENT AMOUNT SHALL BE THE ONLY PAYMENT(S) TO ME WITH RESPECT TO ANY RELEASED PARTY. I FURTHER ACKNOWLEDGE THAT THIS RELEASE IS THE PRODUCT OF A MEDIATED SETTLEMENT, THAT THE MEDIATORS HAD NO DUTY TO PROTECT MY INTERESTS OR PROVIDE ME WITH INFORMATION ABOUT MY LEGAL RIGHTS, AND THAT I SHOULD CONSULT WITH COUNSEL IF I AM UNCERTAIN OF MY RIGHTS.

Waiver of Certain Provisions Regarding Timing of Any Payments. If I have any civil action pending in any jurisdiction that has enacted, promulgated, or otherwise adopted any Law containing provisions that establish specific time periods within which settlement funds, if any, must be paid to me in connection with the settlement of such civil action and/or impose sanctions, penalties or other similar obligations against the paying party if the settlement funds are not paid within such time periods and/or invalidate or otherwise affect the terms of the settlement of such civil action, I hereby (i) specifically and expressly waive (to the fullest extent permitted by applicable Law) my rights under any such provisions and (ii) agree that payment of the Settlement Amount shall be made solely in accordance with the terms and conditions of the Combat Arms Settlement.

No Admission of Fault: I understand and agree that 3M has entered into this Release and the Settlement Agreement solely by way of compromise and settlement. These documents are not, and shall not be construed at any time to be, an admission of liability, responsibility or fault of or by 3M or any other Released Party.

Representations and Warranties: I hereby represent and warrant that I have full power, authority and capacity to enter into this Release, which is enforceable in accordance with its terms. Except as set forth in the section “Attorneys’ Fees; Division of Settlement Amount” above, I have the sole right to receive any and the Settlement Amount with respect to my claim under the Combat Arms Settlement, other than holders of rights in respect of any medical liens or any advanced funding loans on my settlement proceeds. Neither I nor any other Releasing Party has sold, assigned, transferred or otherwise disposed of, or pledged or otherwise encumbered, any of the Released Claims and Liabilities in whole or in part, other than any medical liens or any advanced funding loans on my settlement proceeds.

GOVERNING LAW: THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF NEW YORK, WITHOUT REGARD TO ANY CHOICE-OF-LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

Severability: I agree that if any provision of this Release is adjudicated to be invalid, illegal or unenforceable in any jurisdiction, the relevant provision shall be deemed modified to the extent necessary to make it enforceable in such jurisdiction and, if it cannot be so modified, this Release shall be deemed amended to delete herefrom the invalid or unenforceable provision, and this Release shall be in full force and effect as so modified. Any such modification or amendment in any event shall apply only with respect to the operation of this Release in the particular jurisdiction in which such adjudication was made and shall not affect such provision in any other jurisdiction. To the fullest extent permitted by applicable Law, I hereby (on my own behalf and on behalf of each other Releasing Party) specifically and expressly waive any provision of Law that renders any provision of this Release invalid, illegal or unenforceable in any respect.

Legal Representatives: If I am signing this Release as a legal representative of a CAE user, then
(i) all references in this Release to my use of, or injury from, CAE shall also mean the use of, or injury from, CAE, all references in this Release to any person claiming by, through or under, or in relation to, me shall also mean any person claiming by, through or under, or in relation to, such CAE user, and all references to me in the definition of Derivative Claimant shall also mean such CAE user, (ii) if such CAE user is not deceased, he or she shall also be a Releasing Party, (iii) if such CAE user is deceased, I am executing this Release both individually and on behalf of the estate of such CAE user, and (iv) prior to the time the Settlement Amount payment is made to me in my capacity as legal representative, I will obtain judicial approval of this Release, with the assistance of my legal counsel, to the extent required under applicable Law.

Electronic Signatures: This Release, and any exhibits thereto, to the extent signed and delivered electronically or by facsimile, shall be treated in all manner and respects as an original agreement, and shall be considered to have the same binding legal effect as if it were the original signed version thereof, delivered in person.

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IN WITNESS WHEREOF, I have executed this Release on the date below, to be effective as of the date set out in the first paragraph of this Release above:

RELEASOR:
By Name: Dated:

SIGNATURE PAGE AND AGREEMENT BY DERIVATIVE CLAIMANT

I am a person having or asserting the right to sue 3M by reason of my relationship with Releasor (or, if Releasor is a legal representative of a CAE user, such CAE user). I hereby enter into the Release to which this signature page is attached and agree to be bound by all of its terms (and, without limitation, hereby give and make all releases, waivers, acknowledgements, agreements, representations and warranties therein) on the same basis as Releasor set forth therein (including, but not limited to, all joint and several indemnification obligations set forth therein). This agreement was executed on the date below, and is effective as of the date set out in the first paragraph of this Release above.

DERIVATIVE CLAIMANT:
By Name: Dated:

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